Exhibit 32.1

                                  CERTIFICATION


I, Theodore E. Charles, certify that this amendment to report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Investors Capital Holdings, Ltd.


Date: February 27, 2006

By: /s/ Theodore  E. Charles
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Theodore E. Charles, Chairman,
Chief Executive Officer and Director